                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ___________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 July 20, 1997
                Date of report (Date of earliest event reported)


                             CALLAWAY GOLF COMPANY
               (Exact Name of Registrant as Specified in Charter)


           California                 1-10962              95-3797580
  (State or Other Jurisdiction      (Commission        (I.R.S. Employer
        of Incorporation)           File Number)      Identification No.)


                              2285 Rutherford Road
                            Carlsbad, CA  92008-8815
                    (Address of Principal Executive Offices)

                                 (760) 931-1771
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

     On July 20, 1997, Callaway Golf Company (the "Company"), a California corporation, entered into an Asset Purchase Agreement (the "Purchase Agreement") by and between the Company, Odyssey Sports, Inc. ("Odyssey"), a California corporation, and U.S. Industries, Inc. ("USI"), a Delaware corporation and the ultimate parent company of Odyssey, to purchase substantially all of the assets of Odyssey for a cash purchase price of $130 million, subject to various adjustments at the time of closing. Consummation of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions and the receipt of regulatory approvals, including the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     In addition, on July 21, 1997, the Company issued a press release announcing the execution of the Purchase Agreement, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 Press Release, dated July 21, 1997, of Callaway Golf Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 22, 1997      CALLAWAY GOLF COMPANY



                          By: /s/ DONALD H. DYE
                              -------------------
                              Donald H. Dye
                              President and CEO

                                 EXHIBIT INDEX


Exhibit Number                Description
--------------                -----------

     99.1                     Press Release, dated July 21, 1997, of Callaway
                               Golf Company.